EXHIBIT 99.5

[FORM OF MELLON FINANCIAL CORPORATION PROXY]

[MELLON FINANCIAL CORPORATION LETTERHEAD]

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

Vote by Internet

Log on to the Internet and go to
http://[•]

OR

Vote by Telephone

Call toll-free
[•]

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

     1.     To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of [•], 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company, Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     2.     To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaw provision or other resolution inconsistent with such arrangements.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     3.     To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     4.     To adjourn the Mellon special meeting, if necessary or appropriate, including to solicit additional proxies.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign. Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

Signature:	Date:	Signature:	Date:

MELLON FINANCIAL CORPORATION
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all Mellon Financial Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on [•], 2007, at [•], at [•], and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Mellon at the meeting of the shareholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Mellon for receipt prior to the special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.